                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                            1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                AutoImmune Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                AutoImmune Inc.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                                AutoImmune Inc.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on May 20, 1999

  The Annual Meeting of Shareholders of AutoImmune Inc. (the "Company") will be held on Thursday, May 20, 1999 at 11:00 o'clock in the morning, Eastern Standard Time, at the Louis D. Brandeis Conference Center, 16th Floor, Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts, for the following purposes:

    1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed April 1, 1999 as the record date for determining the shareholders having the right to receive notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

Lexington, Massachusetts
April 8, 1999

  IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR SHARES OF CAPITAL STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                AUTOIMMUNE INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 20, 1999

  This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of AutoImmune Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, May 20, 1999, and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  Shares of AutoImmune Inc. common stock, par value $0.01 (the "Common Stock") represented by a properly executed proxy received prior to the date of the Annual Meeting and not revoked will be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the nominees for directors and in such manner as the proxies shall decide on any other matters that may properly come before the Annual Meeting.

  The Company's principal executive offices are located at 128 Spring Street, Lexington, Massachusetts 02421. The Company mailed this proxy statement and related form of proxy on or about April 8, 1999 to its shareholders of record on April 1, 1999.

                   ANNUAL REPORT AND INDEPENDENT ACCOUNTANTS

  The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including financial statements and the report of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") thereon, is being mailed herewith to each of the Company's shareholders of record on April 1, 1999. The Board of Directors has selected PricewaterhouseCoopers as the Company's independent accountants for the current fiscal year. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                               VOTING SECURITIES

  The holders of record of shares of Common Stock on April 1, 1999 may vote at the Annual Meeting. On that date, there were 16,555,949 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. So long as a quorum is present at the Annual Meeting, the directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote at the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will have no effect on the outcome of the election of directors.

  Any shareholder giving a proxy prior to the Annual Meeting has the power to revoke it at any time before it is exercised by a written revocation received by the Secretary of the Company or by executing and returning a proxy bearing a later date. Any shareholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, shareholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Annual Meeting.

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide that the number of directors that shall constitute the Board of Directors shall be determined by the Board of Directors from time to time, but in no event shall the number of directors be less than three. The Company's Board of Directors has currently set the number of directors at six.

  It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named in the following table, all of whom are now directors of the Company, to serve for the ensuing year and until their successors are elected and qualified. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of said persons will be unwilling or unable to serve if elected.

                                                                      Director
                                  Name                            Age  Since
                                  ----                            --- --------
        Robert C. Bishop, Ph.D...................................  56   1992
        Hugh A. D'Andrade........................................  60   1994
        Allan R. Ferguson........................................  56   1988
        R. John Fletcher.........................................  53   1991
        Henri A. Termeer.........................................  53   1992
        Barry Weinberg...........................................  60   1988

  Robert C. Bishop, Ph.D. has served as President and Chief Executive Officer of the Company since he joined the Company in May 1992. Prior to joining the Company, Dr. Bishop held senior management positions at Allergan, Inc., an eye and skin care company, including President, Allergan Medical Optics from 1986 to 1988, Senior Vice President, Corporate Development from December 1988 to August 1989, President, Allergan Pharmaceuticals, Inc. from August 1989 to February 1991 and Group President, Therapeutics from February 1991 to May 1992. Dr. Bishop received his B.A. degree and a Ph.D. in biochemistry from the University of Southern California and his M.B.A. from the University of Miami. Dr. Bishop is also a director of Quintiles Transnational Corp. and Millipore Corporation.

  Hugh A. D'Andrade has been Vice Chairman and Chief Administrative Officer of Schering-Plough Corporation since January 1996 and was Executive Vice President (Administration) of Schering-Plough Corporation from January 1984 to January 1996. Mr. D'Andrade is also a director of Schering-Plough Corporation.

  Allan R. Ferguson has been General Partner of Atlas Venture, an international venture capital fund which invests in early stage health care companies, and leader of its Life Science team, since April 1993. He has also been a Managing Partner of Aspen Venture Partners, L.P., a limited partnership formed to carry on the venture capital activities of 3i Ventures in the United States, since March 1991. Mr. Ferguson is a director of ArQule, Inc., Molecular Geodesics, Inc., Boston Medical Technologies, Inc., NitroMed, Inc., Scriptgen Pharmaceuticals, Inc., Triad Investors Corporation and FluidSense LLC.

  R. John Fletcher is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm, founded in 1983 specializing in strategy development for high technology and health care businesses. Mr. Fletcher is a director of Nitinol Medical Technologies, Inc. and Fisher Imaging Corp.

  Henri A. Termeer has been President since 1983, Chief Executive Officer since 1985 and Chairman of the Board of Directors since 1988 of Genzyme Corporation, an international health care company that develops, manufactures and markets its own products. Mr. Termeer is also a director of ABIOMED, Inc., Genzyme Corp., Genzyme Transgenics Corp. and Diacrin, Inc. Mr. Termeer is a Trustee of Hambrecht & Quist Healthcare Investors, Inc. and Hambrecht & Quist Life Sciences, Inc., closed-end investment companies whose investment advisor is Hambrecht & Quist Capital Management Incorporated, an affiliate of Hambrecht & Quist LLC.

  Barry Weinberg is Chairman of the Board of Directors. From September 1988 to May 1992, Mr. Weinberg was President of the Company. He is a co-founder and for more than five years has been President of CW Group, Inc., a venture capital management firm specializing in the health care industry. Mr. Weinberg is a director of CareAdvantage, Inc. and Scriptgen Pharmaceuticals, Inc.

Certain Information Concerning the Board of Directors

  The Board of Directors currently has formed the following committees:

    (a) Compensation Committee, consisting of Messrs. Ferguson, Fletcher and Termeer, the function of which is to review compensation paid to the Company's officers and employees and to administer the Company's stock option plans.

    (b) Audit Committee, consisting of Messrs. Ferguson, Fletcher and Termeer, the function of which is to consult with the Company's independent auditors to ascertain compliance with appropriate audit procedures.

  During fiscal 1998, the Board of Directors met five times, the Audit Committee met twice, and the Compensation Committee met three times. Each director, except Mr. Weinberg, who attended 40% of the meetings, attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which he served that were held in fiscal year 1998 during the period that he served.

  Directors currently do not receive any fees for service on the Board of Directors but they are reimbursed for their expenses for each meeting attended. In addition, pursuant to the Stock Option Plan for Nonemployee Directors (the "Nonemployee Director Plan"), each director who is not an employee of the Company automatically receives an option to purchase 25,000 shares of Common Stock immediately following the annual meeting of shareholders at which he is first elected and an option to purchase 6,500 shares of Common Stock annually thereafter if he continues to be eligible under the terms of the Nonemployee Director Plan. Each nonemployee director who is a member of any standing committee of the Board of Directors automatically receives an additional option to purchase 1,000 shares of Common Stock immediately following his first election to a standing committee of the Board of Directors (a "Committee Initial Grant"). An option to purchase 1,000 shares of Common Stock is automatically granted every four years to a director who continues to be a member of the standing committee for which he received a Committee Initial Grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan. In addition, each nonemployee director is eligible to receive options to purchase shares of Common Stock under the terms of the Company's 1998 Stock Option Plan. The exercise price of options granted under the Nonemployee Director Plan is equal to the closing price of a share of the Company's Common Stock on the Nasdaq National Market System on the date the option is granted. The options become exercisable in four equal annual installments commencing one year after the date of grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan.

  All directors hold office until the next meeting of the shareholders of the Company and until their successors are elected and qualified. There are no family relationships among directors or executive officers of the Company.

                            EXECUTIVE COMPENSATION

  The following table contains a summary of the annual, long-term and other compensation for each of the Company's fiscal years ended December 31, 1996, 1997 and 1998 of those persons who were, during 1998, the Chief Executive Officer, the two other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1998 and one executive officer who was no longer an executive officer of the Company at December 31, 1998. The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts in 1998.

                          Summary Compensation Table

                                                           Long Term
                                                          Compensation
                                                          ------------
                                                             Awards
                                                          ------------
                                   Annual Compensation     Securities
                                   ---------------------   Underlying      All Other
Name and Principal Position   Year Salary($)   Bonus($)    Options(#)   Compensation($)
----------------------------  ---- ----------  ---------  ------------  ---------------
Robert C. Bishop........      1996     283,308     85,000    15,000          1,040(1)
 President and Chief          1997     306,538     73,600   216,000(2)      26,250
  Executive Officer           1998     328,154     98,500    25,000            --

Jo Ann Wallace..........      1996     140,000     28,000     9,000         12,096(4)
 Senior Vice President        1997     153,442     30,000   183,000(2)      14,333(5)
                              1998     174,769     43,750    15,000            620(1)

Heather A. Ellerkamp....      1997      93,539     13,700    35,600(2)       8,500(3)
 Treasurer and Director       1998     107,192     10,500     9,000            --
  of Finance(6)

Malcolm J. F. Fletcher..      1996     148,262     27,000     9,000            100(1)
 Vice President,              1997     161,115     31,600   174,250(2)      14,167(3)
 Clinical and Regulatory      1998     130,769        --     15,000            795(1)
  Affairs(7)

--------
(1) Represents expenses for personal financial planning for which the Company reimbursed Dr. Bishop, Ms. Wallace and Dr. Fletcher.
(2) Includes shares underlying options that were issued in replacement of options that were cancelled--199,000 for Dr. Bishop, 173,000 for Ms. Wallace, 26,600 for Ms. Ellerkamp and 164,500 for Dr. Fletcher.
(3) Represents an employee retention program payment equal to one month's salary.
(4) Represents expenses for relocation for which Ms. Wallace was reimbursed by the Company.
(5) Represents $1,000 in expenses for personal financial planning for which the Company reimbursed Ms. Wallace and an employee retention program payment equal to one month's salary.
(6) Ms. Ellerkamp became an executive officer of the Company on June 19, 1997.
(7) Dr. Fletcher left the employ of the Company on October 2, 1998.

Employment Agreement

  The Company entered into an employment agreement with Dr. Robert C. Bishop effective May 1, 1992, pursuant to which Dr. Bishop receives a base salary to be reviewed annually by the Board of Directors, plus a mutually-agreed upon bonus in the event that certain milestones, which are determined annually, are achieved. Dr. Bishop's current base salary is $335,000 per year, and his maximum potential bonus is currently set at 30% of base salary. If the Company terminates Dr. Bishop's employment without cause, he is entitled to receive twelve months severance pay. Either party may terminate Dr. Bishop's employment agreement upon reasonable notice to the other party.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information with respect to options granted during fiscal year 1998 under the Company's Amended and Restated 1988 Stock Option Plan (the "1988 Plan") to the named executive officers.

                                                                          Potential
                                                                       Realizable Value
                                                                          At Assumed
                                      Percent of                       Annual Rates of
                          Number of  Total Options                       Stock Price
                          Securities  Granted to                       Appreciation for
                          Underlying Employees in                        Option Term
                           Options      Fiscal     Exercise Expiration ----------------
          Name            Granted(#)    Year(1)    Price(2)    Date      5%      10%
          ----            ---------- ------------- -------- ---------- ------- --------
Robert C. Bishop........    25,000       16.2%      $2.75     2/4/08   $43,237 $109,570
Jo Ann Wallace..........    15,000        9.7%       2.75     2/4/08    25,942   65,742
Heather A. Ellerkamp ...     9,000        5.8%       2.75     2/4/08    15,565   39,445
Malcolm J. F. Fletcher..    15,000        9.7%       2.75     2/4/08    25,942   65,742

--------
(1) Options to purchase a total of 154,300 shares were granted to employees in fiscal year 1998 under the 1988 Plan and the Company's 1998 Stock Option Plan (the "1998 Plan").
(2) The exercise price may be paid in cash, by check or, in the discretion of the Committee, in shares of Common Stock valued at fair market value on the date of exercise or by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, or by any combination of the foregoing.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END OPTION VALUES

  The following table sets forth information as of December 31, 1998 concerning exercised and unexercised stock options held by the Chief Executive Officer and the named executive officers.

                                                     Number of Securities       Value of Securities
                                                    Underlying Unexercised    Underlying Unexercised
                                                    Options at Fiscal Year    In-the-Money Options at
                            Shares                            End              Fiscal Year End($)(1)
                          Acquired on    Value     ------------------------- -------------------------
          Name            Exercise(#) Realized($)  Exercisable Unexercisable Exercisable Unexercisable
          ----            ----------- -----------  ----------- ------------- ----------- -------------
Robert C. Bishop........       --           --       524,651      149,349     $444,439      $52,561
Jo Ann Wallace..........       --           --        75,865      112,135       28,387       41,463
Heather A. Ellerkamp....       --           --        11,825       23,775        3,621        5,689
Malcolm J. F. Fletcher..    28,598      $14,514(2)    85,794          --        59,843          --

--------
(1) Based upon a fair market value of $2.25 for a share of the Company's Common Stock which was the closing price for a share on December 31, 1998.
(2) Based upon a fair market value of $2.06 for a share of the Company's Common Stock which was the closing price for a share on the date of exercise.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is comprised of three non-employee directors. The Committee is responsible for the establishment and administration of the Company's executive compensation program. In addition, the Committee is responsible for the granting of awards under the Company's 1998 Plan and for the administration of the 1988 Plan, 1998 Plan, the Nonemployee Director Plan and the AutoImmune Inc. Employee Stock Purchase Plan.

  The Compensation Committee's basic policy in setting compensation for the Company's executive officers is to ensure that compensation is (a) designed to align the interests of executive management with the long-term interests of the shareholders and (b) competitive with the compensation paid by other development stage biotechnology companies in order to attract and retain executives. The Committee also endeavors to base compensation on each individual's contribution to the Company's success. The Committee's objective is to have each executive's compensation package contingent on the Company's operational and, ultimately, financial success, as well as on individual performance milestones. The Committee reviews the Chief Executive Officer's performance and sets his compensation annually. Compensation recommendations for the Company's other executive officers are made by the Chief Executive Officer and reviewed by the Compensation Committee.

  The cash compensation paid to each executive officer in fiscal year 1998 was comprised of two fundamental elements: base salary and a variable incentive bonus. The Committee continues to believe that long term equity-based incentive compensation (in the form of stock options) which is performance driven and intended to align management's interest with the interests of the Company's shareholders constitutes an equally fundamental element of each executive officer's total compensation package. The Committee's policy generally is that executive officers having higher levels of responsibility should have a compensation package that places greater emphasis and dependence upon the Company's success and stock appreciation than on base salary.

  The Committee sets objectives for Dr. Bishop, the President and Chief Executive Officer, the beginning of each year against which the Committee rates Dr. Bishop's performance at the end of the year. Each objective is weighted according to its importance. Dr. Bishop's base salary and incentive bonus is based on the achievement of these objectives. In fiscal year 1998, Dr. Bishop's objectives included advancing clinical trials, developing partnerships and strategic alliances, maintaining a fiscally sound operation and successfully managing human and capital resources.

  Base Salary. The base salary in fiscal year 1998 for each of the executive officers, including the Chief Executive Officer, was established based on the performance of the individual as well as on a review of the compensation paid to persons holding comparable positions in other development stage biotechnology companies. To determine the compensation paid by these comparable companies, the Committee reviewed three published salary surveys. Dr. Bishop's base salary has been set above the average paid to the chief executive officers of comparable companies in recognition of Dr. Bishop's extensive experience and because he joined the Company at an early stage in its development.

  Incentive Bonus. Each executive officer who was an employee of the Company at year end, including the Chief Executive Officer, was eligible to receive an incentive bonus in fiscal year 1998 based upon his or her achievement of specific objectives tied to operational milestones. Each executive's objectives were determined by the Committee and approved by the Board of Directors and were designed to assist the Company in achieving its overall corporate goals. The goals for fiscal year 1998 were focused on advancing the development program and conducting the pivotal clinical trial on Colloral, the Company's product for the treatment of rheumatoid arthritis. Each objective in an individual's bonus program was weighted according to its importance in achieving Company-wide goals. In addition, a portion of each executive's bonus was discretionary based upon results achieved by the Company to which he or she contributed, as determined by the Committee.

  The amount of incentive bonus as a percentage of base salary that each executive officer was eligible to receive in fiscal year 1998 was set by the Committee at a level sufficient to provide a meaningful incentive to each individual and to align his or her interests with the Company's goals. There was no minimum guaranteed bonus for any of the executive officers in fiscal year 1998.

  The Committee reviewed each executive officer's performance, including the performance of the Chief Executive Officer, to determine if the executive officer had achieved his or her objectives. For fiscal 1998, Dr. Bishop earned 100% of the bonus he was eligible to receive and each executive officer earned at least 98% of the bonus she was eligible to receive.

  Stock Options. In fiscal 1998, the Committee recommended, and the Board of Directors approved, grants of incentive stock options to the executive officers which were designed to provide an incentive for these individuals to work as a team to achieve the long term goals of the Company. The options become exercisable in four equal annual installments commencing on the first anniversary of the date of the grant.

                                          Respectfully submitted,

                                          Allan R. Ferguson
                                          R. John Fletcher
                                          Henri A. Termeer

               Comparison of Total Return Among AutoImmune Inc.,
           AMEX Biotechnology Index, NASDAQ Pharmaceutical Index and
                          the NASDAQ Composite Index

  The following graph compares, for the five year period commencing on December 31, 1993 and ending on December 31, 1998, the cumulative total return of the Company's Common Stock with the AMEX Biotechnology Index, NASDAQ Pharmaceutical Index and the NASDAQ Composite Index, assuming the investment of $100 on December 31, 1993. The Company has not paid any dividends on its Common Stock. In 1998, the Company decided to use the NASDAQ Pharmaceutical Index as its peer group index. This index provides a better comparison than the AMEX Biotechnology Index due to the diversity and larger quantity of companies included in the NASDAQ Pharmaceutical Index.


                       [PERFORMANCE GRAPH APPEARS HERE]

                               31-Dec-93  31-Dec-94  31-Dec-95  31-Dec-96  31-Dec-97  31-Dec-98
AutoImmune Inc.                  $100       $ 77       $150       $205       $ 44       $ 30
AMEX Biotechnology Index         $100       $ 71       $116       $125       $140       $160
NASDAQ Pharmaceutical Index      $100       $ 95       $138       $138       $143       $183
NASDAQ Composite Index (U.S.)    $100       $ 98       $138       $170       $209       $293

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1999 by (i) those persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of the Company, (ii) each of the Company's directors, (iii) the executive officers named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. All information with respect to beneficial ownership by the Company's directors, officers or beneficial owners has been furnished by the respective director, officer or beneficial owner, as the case may be. The number of shares set forth below includes shares beneficially owned by spouses and minor children; the named persons disclaim any beneficial interest in the shares so included.

                                                    Number o Shares
                                                    of Common Stock    Percent
Name and Address of Beneficial Owners            Beneficially Owned(1)  Owned
-------------------------------------            --------------------- -------
Five Percent or Greater Shareholders
Wellington Management Company, LLP..............       2,234,800        13.50%
 75 State Street
 Boston, MA 02109
Four Partners...................................       2,022,000        12.22%
 667 Madison Avenue
 New York, NY 10021
State of Wisconsin Investment Board.............       1,590,000         9.61%
 P.O. Box 7842
 Madison, WI 53707
Biotechnology Value Fund LP.....................       1,333,100         8.06%
 One Sansome Street, 39th Floor
 San Francisco, CA 94104
Garo H. Armen...................................       1,125,500         6.80%
 c/o Armen Partners, L.P.
 630 Fifth Avenue, Suite 2100
 New York, New York 10111
Directors
Robert C. Bishop................................         606,823(2)      3.55%
Hugh A. D'Andrade...............................          87,875(3)        *
Allan R. Ferguson...............................          47,328(4)        *
R. John Fletcher................................          42,770(5)        *
Henri A. Termeer................................          59,375(6)        *
Barry Weinberg .................................         188,808(7)      1.13%
Named Executive Officers
Robert C. Bishop................................         606,823(2)      3.55%
Jo Ann Wallace..................................          97,676(8)        *
Heather Ellerkamp...............................          19,319(9)        *
Malcolm J. F. Fletcher .........................         115,912(10)       *
Directors and officers as a group (9 persons)...       1,265,886(11)     7.21%

--------
 * Less than 1%

(1) Except as otherwise noted, each person referenced in the table has sole voting and investment power with respect to such person's shares.

 (2) Includes 547,484 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (3) Includes 10,000 shares of Common Stock held by a trust of which Mr. D'Andrade is a trustee and 35,375 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (4) Includes 15,000 shares of Common Stock issuable to Aspen Venture Associates, L.P., the General Partner of Aspen Venture Partners, L.P., upon the exercise of options, 12,403 shares of Common Stock owned by Mr. Ferguson, 13,875 shares of Common Stock that Mr. Ferguson has the right to acquire within 60 days of the date of this table pursuant to options, 3,250 shares of Common Stock owned jointly by Mr. Ferguson and his spouse, 800 shares of Common Stock owned by Mr. Ferguson's spouse and 2,000 shares of Common Stock owned by Mr. Ferguson as custodian for his children. Mr. Ferguson has shared voting and investment power with respect to all such shares of Common Stock except that Mr. Ferguson has sole voting and investment power with respect to the 12,403 shares of Common Stock owned by him and said 13,875 shares of Common Stock issuable upon the exercise of options and no voting and investment power with respect to the 800 shares held by his spouse. Mr. Ferguson disclaims beneficial ownership of the 800 shares of Common Stock owned by his spouse and the 2,000 shares of Common Stock owned by Mr. Ferguson as custodian for his children.
 (5) Includes 60 shares of Common Stock owned by Mr. Fletcher's minor children and 22,625 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (6) Includes 39,375 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (7) Includes 101,375 shares of Common Stock issuable to Mr. Weinberg upon the exercise of options that are exercisable within 60 days of the date of this table which includes options to purchase 28,125 shares donated to a family investment partnership of which Mr. Weinberg is the general partner.
 (8) Includes 92,469 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table and 5,207 shares owned jointly by Ms. Wallace and another.
 (9) Includes 16,100 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
(10) Includes 85,794 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table and 20 shares of Common Stock owned by Dr. Fletcher's child.
(11) Includes 656,053 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table by the Company's current executive officers.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were satisfied, provided that a Form 5 for Allan R. Ferguson, a director of the company, was filed one day late.

                           PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices both (i) by December 9, 1999 if the proposal is to be included in the proxy statement and form of proxy relating to that meeting and
(ii) within the time frames and in accordance with the procedures specified in the Company's By-laws and summarized below. The proposals also must comply with the applicable requirements of the Federal securities laws.

  The By-laws of the Company specify when a stockholder must submit proposals (including nominees for election to the Board of Directors) for consideration at a stockholders' meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at a stockholders' meeting, the stockholder making it must have given timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Company, 128 Spring Street, Lexington, MA 02421, not less than 60 days nor more than 90 days prior to the meeting; except that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. All costs of solicitation will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

April 8, 1999

                                AUTOIMMUNE INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- May 20, 1999

              Proxy Solicited On Behalf of the Board of Directors

  The undersigned shareholder hereby appoints Robert C. Bishop and Heather A. Ellerkamp, and each of them individually, proxies for the undersigned, with full power of substitution and re-substitution, to represent the undersigned and to vote all shares of common stock of AUTOIMMUNE INC. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 20, 1999 and at any and all adjournments thereof (the "Meeting"), as follows:

1. Election of Directors. Nominees:

      Barry Weinberg  Robert C. Bishop, Ph.D.  Hugh A. D'Andrade  Allan R.
                  Ferguson  R. John Fletcher  Henri A. Termeer

                  [_] FOR           [_] WITHHELD

FOR, except vote withheld for the following nominee(s), if any:

--------------------------------------------------------------------------------

2. Authorizing proxyholders to vote in their discretion as to such matters as may properly come before the Annual Meeting, other than proposals of which the Company has received proper notice in accordance with its By-laws.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR, INCLUDING AUTHORIZING THE PROXYHOLDERS TO VOTE IN THEIR DISCRETION AS TO ALL MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                             PLEASE SIGN ON REVERSE

                                           ------------------------------------
                                           ------------------------------------
                                                       Signature(s)
                                           Dated: ______________________ , 1999

                                           NOTE: Please sign exactly as name
                                           or names appear above. When signing
                                           as Attorney, Executor, Trustee,
                                           Guardian, or Officer of a
                                           corporation, please give title as
                                           such. For joint accounts, all named
                                           holders should sign.

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   PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.